Exhibit 32.1 - Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-QSB of Advant-e Corporation (the “Company”) for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Jason K. Wadzinski, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 6, 2004	By:	/s/ Jason K. Wadzinski
Jason K. Wadzinski
Chief Executive Officer